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                                                                   EXHIBIT 32(a)

                Certification Pursuant to 18 U.S.C. Section 1350

      I, Joseph P. Keithley, Chairman, President and Chief Executive Officer of Keithley Instruments, Inc. (the "Company"), certify, pursuant to 18 U.S.C.
Section 1350, that:

      (1) The Annual Report on Form 10-K of the Company for the period ended September 30, 2005 which this certification accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph P. Keithley
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Joseph P. Keithley
Chairman, President and Chief Executive Officer
December 13, 2005

A signed original of this written statement has been provided to Keithley Instruments, Inc. and will be retained by Keithley Instruments, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.